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                                                                    Exhibit 10.3


                             STOCKHOLDERS AGREEMENT

                  THIS STOCKHOLDERS AGREEMENT (the "Agreement") is entered into as of June 9, 2002 by and among INSTINET GROUP INCORPORATED, a Delaware corporation ("Instinet"), REUTERS LIMITED, a company organized under the laws of England and Wales ("Reuters Limited", REUTERS C CORP., a Delaware corporation ("Reuters C Corp"), REUTERS HOLDINGS SWITZERLAND SA, a company organized under the laws of Switzerland ("Reuters Holdings"), those entities listed on Exhibit B hereto under the heading "Bain Entities" (collectively, the "Bain Group"), those entities listed on Exhibit B hereto under the heading "Silver Lake Entities" (collectively, the "Silver Lake Group"), those entities listed on Exhibit B hereto under the heading "TA Entities" (collectively, the "TA Group" and, together with the Bain Group and the Silver Lake Group, the "Island Stockholders"), and, solely for purposes of paragraphs (a), (d), (e) and (f) of
Section 2.1, Section 3.4 and Article IV hereof, Edward Nicoll ("Nicoll").

                                    RECITALS

                  WHEREAS, Instinet, Island Holding Company, Inc., a Delaware corporation ("Island") and Instinet Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Instinet have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement").

                  WHEREAS, the parties desire to enter into this Agreement to set forth their agreement regarding certain corporate governance matters and certain other matters with respect to the on-going relationship by and among the parties hereto.

                                   AGREEMENTS

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, for themselves and their respective successors and permitted assigns, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  1.1. Definitions. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described.

                  "Additional Island Director" means any director designated by any Island Stockholder in connection with an increase in the total number of directors of Instinet pursuant to the rights provided in Section 2.2(a)(ii).

                  "Affiliate" means, with respect to a given Person, any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition and the definition of "Permitted Transferee," "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote forty percent (40%) or more of the securities having voting power for the election of directors (or other Persons acting in similar capacities) of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliated Reuters Directors" means those members of the Board of Directors who have ever been officers or employees of a Reuters Entity or who otherwise fail to qualify as Nasdaq Independent Directors due to their relationship with Reuters Parent or any other Reuters Entity, substituting a ten-year time limit for the time limits in Marketplace Rule 4200(a)(14) of the Nasdaq Stock Market (or any successor provision of similar effect).

                  "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

                  "Approved Equity Issuance" means any issuance of equity securities (or any securities convertible into or exchangeable or exercisable for equity securities) by Instinet that has been approved by a majority of the members of the Board of Directors.

                  "Bain Group" has the meaning ascribed thereto in the preamble hereto.

                  "Board of Directors" means the board of directors of Instinet.

                  "Business Day" means any day other than a Saturday, Sunday or any day on which banking institutions are authorized or obligated by law or executive order to be closed in London or New York.

                  "Cause" means (a) the commission by an individual of any act or omission that would constitute a felony or other crime under applicable federal, state or foreign law determined by the members of the Board of Directors (excluding the applicable individual, if a director) to be material to such individual's role at Instinet, (b) the commission by an individual of any
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act of moral turpitude, (c) fraud, dishonesty or a breach of fiduciary duty to
Instinet, its Affiliates and/or its stockholders, (d) continued alcohol or other substance abuse by an individual that renders him incapable of performing his material duties to the satisfaction of the Board of Directors or (e) any act or omission by an individual that is a material violation of any applicable federal or state or other securities law, regulation or rule or of any applicable rule or regulation of any self-regulatory organization.

                  "Common Stock" means the common stock, par value $0.01 per share, of Instinet, and any other class of Instinet's capital stock representing the right to vote generally for the election of directors.

                  "Company Voting Agreement" means the Company Voting Agreement, dated as of the date hereof, by and among Island, Instinet and those stockholders of Island set forth on Annex A thereto.

                  "Conflicting Position" means a position as a director, officer, partner, member or employee of any Person that is reasonably deemed by the Nominating Committee of the Board of Directors to be a competitor of Instinet, it being understood that the Nominating Committee may consider a Person to be a "competitor" for this purpose if such Person designs, uses or provides technology or intellectual property that serves similar purposes as or could be used in place of any technology or intellectual property used in and significant to the business of the Instinet Entities and the Nominating Committee reasonably concludes that a nominee's ability to perform his or her duties as a director, and otherwise act in the best interests of Instinet, could be compromised by reason of his or her position as a director, officer, partner, member or employee of such Person.

                  "Corporate Agreement" means the Amended and Restated Corporate Agreement, dated as of the date hereof, by and between Reuters Limited and Instinet, as the same may be further amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                  "Datek" means Datek Online Holdings Corp., a Delaware corporation.

                  "Datek Shares" means shares of the Class X Common Stock, par value $.001 per share, of Datek, or any other security that is issued, directly or indirectly, by Datek which represents only the right to receive capital stock of Island directly or indirectly from Datek and that are held by a Holder that has not withdrawn from this Agreement pursuant to Section 4.11.

                  "Datek Stockholders Agreement" means that certain Datek Stockholders Agreement, dated as of the date hereof, by and among Instinet, Reuters Limited and Datek, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Derivative Transaction" means any transaction involving a security linked to the Common Stock, including any equity swap, put, put equivalent, collar, sale of exchangeable security or similar transaction.

                  "Designated Independent Directors" has the meaning ascribed thereto in Section 2.2(k).

                  "Effective Time" has the meaning ascribed thereto in the Merger Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Holder" means each of the Island Stockholders, any Permitted Transferee of such Island Stockholder who becomes an owner of Subject Shares, in each case for so long as such Person owns Subject Shares and has not withdrawn from the Agreement pursuant to Section 4.11.

                  "Initial Share Holding Period" has the meaning ascribed thereto in Section 2.1(a).

                  "Instinet" has the meaning ascribed thereto in the preamble hereto.

                  "Instinet Entities" means Instinet Parent, Instinet and their respective Subsidiaries from time to time, and "Instinet Entity" shall mean any of the Instinet Entities; provided, however, in each case, that any such Instinet Entity shall cease to be a "Instinet Entity" under this Agreement at such time as such Person no longer is a Subsidiary of Instinet Parent or Instinet, as the case may be.

                  "Instinet Parent" means any Person who succeeds Instinet as the parent corporation of the Instinet Entities as a result of a corporate reorganization, merger or otherwise.

                  "Island" has the meaning ascribed thereto in the preamble hereto.

                  "Island Designees" means those individuals designated by the Bain Group, the Silver Lake Group and/or the TA Group pursuant to Section 2.2 and nominated by Instinet as directors.

                  "Island Director" means any director of Instinet who has been
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designated by a Island Stockholder in accordance with the provisions of Section
2.2.

                  "Island Stockholders" has the meaning ascribed thereto in the preamble hereto.

                  "Joinder Agreement" has the meaning ascribed thereto in the definition of "Permitted Transferee."

                  "Legend" has the meaning ascribed thereto in Section 2.1(e).

                  "Market Transaction" means any transaction effected on an exchange or in the over-the-counter market (as such terms are used in Section 4(4) of the Securities Act), on an "alternative trading system" (as defined in Regulation ATS) or directly with a "market maker" (as defined in Section 3(a)(38) of the Exchange Act).

                  "Merger Agreement" has the meaning ascribed thereto in the preamble hereto.

                  "Minimum Designee Amount" means 8,000,000 Subject Shares, as adjusted at any time and from time to time following the date hereof to account for any stock split, stock dividend, stock combination or similar event; provided that for purposes of determining whether each Island Stockholder owns Subject Shares representing at least the Minimum Designee Amount, shares of Common Stock owned by Datek shall be deemed to be owned by a Island Stockholder to the extent of such Island Stockholder's indirect ownership thereof, but only for so long as the Datek Stockholders Agreement is in full force and effect, through such Island Stockholder's ownership of capital stock of Datek (which, for the purpose of calculating the Minimum Designee Amount, shall be that number of shares of Common Stock that would be received by such Island Stockholder in connection with a distribution of all shares of Common Stock in respect of the capital stock of Datek).

                  "Nasdaq Independent Director" means a member of the Board of Directors who qualifies as an "independent director" under Marketplace Rule 4200(a)(14) of the Nasdaq Stock Market (or any successor provision of similar effect).

                  "Nicoll" has the meaning ascribed thereto in the preamble hereto.

                  "Nominating Committee" means the Nominating Committee of the Board of Directors.

                  "Permitted Transferee" means, in the case of any Holder, (i) any other Holder or (ii) a corporation, partnership, limited liability company or similar entity that is directly or indirectly owned and controlled (as such term is used in the definition of "Affiliate" contained herein) by such Holder; provided, however, that a transferee of a Holder that is not a Island Stockholder shall be a Permitted Transferee only if such transferee is also a Permitted Transferee of the Island Stockholder that originally held the applicable Subject Shares, and provided, further that in each case (I) such transferee assumes and agrees to perform and becomes a party to this Agreement by duly executing an instrument substantially in the form provided as Exhibit A attached hereto (a "Joinder Agreement") if not already a party hereto and (II) the transferring Holder has complied with Section 4.10.

                  "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

                  "Public Shares" means the number of shares of Common Stock equal to the aggregate number of shares of Common Stock outstanding, minus the aggregate number of (i) shares of Common Stock held by Reuters Entities (ii) Subject Shares and (iii) other shares of Common Stock (x) that were not distributed in an offering registered under the Securities Act, for so long as such shares are subject to the volume and manner of sale restrictions of Rule 144 promulgated under the Securities Act (or any successor provision of similar effect), or (y) to which the restrictions of Rule 145 under the Securities Act (or any successor provision of similar effect) then apply.

                  "Registration Rights Agreement" means that certain Registration Rights Agreement to be entered into by and among Instinet, the Reuters Parties, the Island Stockholders, Finanzas B.V. and those additional stockholders of Instinet, if any, party thereto.

                  "Reuters C Corp" has the meaning ascribed thereto in the preamble hereto.

                  "Reuters Entities" means the Reuters Parent and Subsidiaries of the Reuters Parent (other than Subsidiaries that constitute Instinet Entities) from time to time, and "Reuters Entity" shall mean any of the Reuters Entities; provided, however, in each case, that any Reuters Entity shall cease to be a "Reuters Entity" under this Agreement at such time as such Person no longer is a Subsidiary of the Reuters Parent.

                  "Reuters Holders" has the meaning ascribed to the term "Holders" in the Corporate Agreement.

                  "Reuters Holdings" has the meaning ascribed thereto in the preamble hereto.
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                  "Reuters Limited" has the meaning ascribed thereto in the
preamble hereto.

                  "Reuters Parent" means the ultimate parent entity from time to time, of Reuters Limited, which is currently Reuters Group PLC.

                  "Reuters Party" means each of Reuters Limited, Reuters C Corp, Reuters Holdings, or any other Reuters Entity to which a Reuters Party transfers shares of Common Stock or which acquires shares of Common Stock (other than any Reuters Entity not wholly owned, directly or indirectly, by Reuters Parent that pursuant to Section 2.2(c)(ii) is not required to execute a Joinder Agreement in which it agrees to be treated as a Reuters Party hereunder, upon such acquisition), in each case for so long as such Person owns shares of Common Stock.

                  "Rule 13e-3 Transaction" has the meaning ascribed to such term in Rule 13e-3 promulgated under the Exchange Act.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

                  "Silver Lake Group" has the meaning ascribed thereto in the preamble hereto.

                  "Standstill Agreement" has the meaning ascribed thereto in
Section 2.4(b).

                  "Subject Shares" means all shares of Common Stock originally acquired by a Island Stockholder or Nicoll pursuant to the Merger Agreement or in respect of such Island Stockholder's or Nicoll's interest in Datek (and any additional shares of Common Stock issued in respect of such shares subsequent to the Effective Time pursuant to a stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or any similar event) that are held by a Holder that has not withdrawn from this Agreement pursuant to
Section 4.11.

                  "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting power of capital stock or other voting ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is owned or controlled, directly or indirectly, by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof.

                  "TA Group" has the meaning ascribed thereto in the preamble hereto.

                  "Total Voting Power of Instinet" means the total number of votes which may be cast in the election of members of the Board of Directors by all holders of Common Stock.

                  "Transfer" means, with respect to securities, a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly (pursuant to a Derivative Transaction, the creation of a derivative security, by Transfer of other securities convertible into or exchangeable or exercisable for, or any right to purchase or acquire, such security or otherwise), the grant of an option or other right or the imposition of a restriction on disposition or voting or by operation of law, provided that a transfer, sale, assignment, pledge, hypothecation or other disposition of shares of capital stock of Datek, other than Datek Shares, shall not constitute a Transfer.

                  "Trigger Date" has the meaning ascribed thereto in the certificate of incorporation of Instinet.

                  1.2. Internal References. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                           CERTAIN GOVERNANCE MATTERS

                  2.1. Limitations on Transfer.

                  (a) Notwithstanding any other provision of this Agreement, prior to the earlier to occur of (i) the date which is one year following the Effective Time and (ii) the date on which Nicoll is terminated by Instinet, other than in the case of a termination by Instinet for Cause or a termination with the consent of at least two Island Stockholders then entitled to designate directors under Section 2.2(a)(i) (the period from the Effective Time to the earlier to occur of (i) and (ii), the "Initial Share Holding Period"), none of any Holder or Nicoll shall Transfer any Subject Shares or Datek Shares, and no Reuters Party shall Transfer any shares of Common Stock, other than (v) in the case of Nicoll, in connection with estate and family planning so long as the transferee has executed a Joinder Agreement in which it agrees to be treated as Nicoll hereunder or by will or other instrument taking effect at death or by
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applicable laws of descent and distribution, (w) to any Reuters Party, any other
Reuters Entity that has executed a Joinder Agreement in which it agrees to be treated as a Reuters Party hereunder, or Instinet, (x) in the case of a transfer by a Holder or any Reuters Party, to any Island Stockholder or (y) in the case of a Transfer by a Holder, to a Permitted Transferee of such Holder or (z) in the case of a Reuters Party, any pledge of any such securities or rights in connection with bona fide debt financings (other than Derivative Transactions) with a financial institution, provided that, in each case set forth in clauses
(w), (x) or (y), no such Transfer shall be effected unless and until (I) in the case of a Transfer by a Island Stockholder, such Island Stockholder has complied with Section 2.2(h) to the extent such Transfer would affect such Island Stockholder's rights pursuant to Section 2.2 and (II) Instinet shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is in compliance with the provisions hereof and any applicable securities laws and shall have acknowledged such compliance and, in each case set forth in clause (z), the interest of any such financial institution in such shares shall be subject to all of the restrictions set forth in this Agreement.

                  (b) Following the expiration of the Initial Share Holding Period and until the date which is three years following the Effective Time, the Holders shall not Transfer any Subject Shares in a Market Transaction except in accordance with and subject to the volume limitations specified in Rule 144(e) promulgated under the Securities Act (or any successor paragraph or rule of similar effect), without regard to any time limitations contained in Rule 144(k) (or any successor paragraph or rule of similar effect), provided that for purposes of determining compliance with paragraph (e) of Rule 144, all Holders of Subject Shares shall be deemed to be acting in concert, for the purpose of selling shares of Common Stock, with all other Holders of Subject Shares. Notwithstanding the foregoing, the restrictions set forth in this Section 2.1(b) shall not apply to Transfers by Holders pursuant to an underwritten offering conducted in accordance with the Registration Rights Agreement.

                  (c) (i) No Holder may Transfer Subject Shares to a Permitted Transferee of such Holder unless such Permitted Transferee has duly executed a Joinder Agreement in which it agrees to be treated as a Holder (if not already a Holder party to this Agreement) and such transferring Holder has complied with
Section 4.10. No Reuters Party may Transfer shares of Common Stock to another Reuters Entity unless such Reuters Entity has duly executed a Joinder Agreement in which it agrees to be treated as a Reuters Party (if not already a Reuters Party party to this Agreement) and such transferring Reuters Party has complied with Section 4.10.

                  (ii) No Reuters Entity (in the case of Reuters Entities not wholly owned, directly or indirectly, by Reuters Parent, to the extent that Reuters Limited or Reuters Parent has the power to direct such Reuters Entity and such direction is consistent with any fiduciary obligations such Reuters Entity might have to third parties, it being understood that no Reuters Party shall act through or in concert with any such non-wholly owned Reuters Entity in any manner inconsistent with such Reuters Party's obligations hereunder) may acquire shares of Common Stock from any Person unless such Reuters Entity has duly executed a Joinder Agreement in which it agrees to be treated as a Reuters Party.

                  (iii) No Reuters Party may Transfer shares of Common Stock to a transferee that, alone or together with its Affiliates and any "group" (as defined in the Exchange Act) of which such transferee or Affiliates is or are a member, acquires from Reuters Parties, in a transaction or a series of related transactions, a number of shares of Common Stock representing at least 10% of the aggregate number of shares of Common Stock then outstanding, other than in a Market Transaction or pursuant to the exercise by such Party of its registration rights under the Corporate Agreement or the Registration Rights Agreement, as applicable (excluding pre-arranged transactions in which the shares are "crossed", "directed" or otherwise caused to be sold to the particular transferee), unless in each case such transferee and any such Affiliates and members of such "group" agree in writing to be bound by such Reuters Party's obligations under Section 2.3(a) with respect to such transferred shares, to the same extent applicable to such Reuters Party.

                  (iv) At any time when Reuters Entities own shares of
             Instinet's stock representing 20% or more of the Total Voting Power of Instinet, no Reuters Party may Transfer shares of Common Stock, in a transaction or a series of related transactions, to a transferee that, immediately after giving effect to such Transfer would, together with such transferees' Affiliates and any "group" (as defined in the Exchange Act) of which such transferee or Affiliates is or are a member, have beneficial ownership of Instinet's stock representing 35% or more of the Total Voting Power of Instinet, other than in a Market Transaction or pursuant to the exercise by such Party of its registration rights under the Corporate Agreement or the Registration Rights Agreement, as applicable (excluding pre-arranged transactions in which the shares are "crossed", "directed" or otherwise caused to be sold to the particular transferee), unless in each case such transferee and any such Affiliates and members of such "group" agree in writing to be bound by Section 2.4 to the same extent applicable to Reuters Limited (except that (A) the percentage of additional shares of Common Stock that may be acquired in reliance on clause (w) of Section 2.4(a) following the Transfer from such Reuters Party shall be equal to the greater of (i) 40% and (ii) that percentage of the Total Voting Power of Instinet beneficially owned by such transferee, its Affiliates and any such "group" immediately after giving effect to the Transfer from such Reuters Party and (B) references in Section 2.4 to Reuters Entities and Reuters Parent shall be deemed to refer to Persons having an analogous relationship with such transferee and members of any such group). Any such agreement by a transferee to be bound by Section
             2.4 shall not affect the obligations of any other Person that otherwise remains subject to Section 2.4 in accordance with its terms.

                  (d) The parties hereto hereby acknowledge and agree that Instinet may impose stop transfer instructions with respect to the shares of Common Stock subject to the restrictions contained in this Article II in order to implement the restrictions on Transfers contained herein.

                  (e) (i) Each certificate representing Subject Shares, Datek Shares and any shares of Common Stock held by any Reuters Party or by a Person who is required, pursuant to Section 2.1(c)(iii) or Section 2.1(c)(iv), to agree to be bound by the portions of this Agreement specified in such Sections, will bear a legend on the face thereof substantially to the following effect (with such additions thereto or changes therein as Instinet may be advised by counsel are required by law or necessary to give full effect to this Agreement, the "Legend"):

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 9, 2002, AMONG INSTINET GROUP INCORPORATED, REUTERS LIMITED, REUTERS C CORP., REUTERS HOLDINGS SWITZERLAND SA AND THE OTHER STOCKHOLDERS PARTY THERETO, AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF. THE STOCKHOLDERS AGREEMENT CONTAINS, AMONG OTHER THINGS, CERTAIN PROVISIONS RELATING TO THE VOTING AND TRANSFER OF THE SHARES SUBJECT TO THE AGREEMENT. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE, DIRECTLY OR INDIRECTLY, MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT APPLICABLE TO THE SHARES REPRESENTED BY THIS CERTIFICATE."

                  (ii) Each Reuters Party and any Person who is required,
             pursuant to Section 2.1(c)(iii) or Section 2.1(c)(iv), to agree to be bound by the portions of this Agreement specified in such Sections will cause any applicable shares of Common Stock, and each Holder and Nicoll will cause any Datek Shares or shares of Common Stock received by such Holder or Nicoll in respect of such Holder's or Nicoll's interest in Datek, in each case held by such party at the Effective Time or acquired by such party at any time thereafter to be delivered to Instinet for the purpose of applying the Legend. Instinet shall return to the delivering party, as promptly as possible, any shares so delivered. The delivery of such shares by the delivering party shall not in any way affect such party's rights with respect to such shares.

                  (iii) The Legend will be promptly removed by (or at the
             direction of) Instinet, with respect to any certificate representing shares of Common Stock or Datek Shares, by the delivery of substitute certificates without such Legend (w) with respect to Subject Shares or any shares of Common Stock held by a Reuters Party or by a Person who is required, pursuant to Section 2.1(c)(iii) or Section 2.1(c)(iv), to agree to be bound by the portions of this Agreement specified in such Sections, in the event of a Transfer permitted by this Agreement and in which the transferee is not required to enter into a Joinder Agreement pursuant to the terms of this Agreement or otherwise agree in writing to be bound by certain provisions of this Agreement, (x) with respect to Subject Shares held by any Holder, following termination of this Agreement with respect to such Holder, (y) with respect to any Datek Shares, following termination of this Agreement with respect to all Subject Shares to which such Datek Shares relate or (z) with respect to Subject Shares held by Nicoll, following the expiration of the Initial Share Holding Period.

                  (f) At least five days prior to any Transfer of shares of Common Stock during the Initial Share Holding Period, the transferring party shall give written notice of such Transfer to Instinet, the Holders and the Reuters Parties. Each such notice required by this paragraph shall describe the manner of the proposed Transfer and the number and nature of the securities involved.

                  (g) Any Transfer or successive Transfer of capital stock of Datek (other than Datek Shares) by an Island Stockholder shall be subject to the provisions of Section 4(l) of the Company Voting Agreement, to the extent provided therein.

                  2.2. Seats on Board of Directors.

                  (a) (i) Subject to the other provisions of this Section 2.2, each of the Bain Group, the Silver Lake Group and the TA Group (in each case, together with its respective Permitted Transferees (within the meaning of clause
(ii) of the definition thereof) and in each case, for so long as it owns Subject Shares representing at least the Minimum Designee Amount) shall have the right to designate one director of Instinet, and Instinet shall cause the nomination of each of such designees in connection with any election of that class of directors of Instinet to which such Island Stockholder's initial designee is elected. Instinet and the Reuters Parties shall take all necessary action to elect Stephen Pagliuca, Glenn Hutchins and Kevin Landry (or such other individuals as the Bain Group, the Silver Lake Group and the TA Group, respectively, may designate prior to the Effective Time, subject to the provisions of this Section 2.2) as the initial Island Directors effective as of the Effective Time.

                  (ii) If at any time when the Island Stockholders are
             collectively entitled to designate at least one Island Designee pursuant to this Section 2.2, the total number of directors of Instinet is changed (excluding, for the purposes of such calculation, an increase in the total number of directors of Instinet effected in order to add Devin Wenig as a director for so long as Mr. Wenig is a director), the number of directors that the Island Stockholders shall collectively have the right to designate pursuant to this Section 2.2(a) shall as promptly as practicable be adjusted to equal the number (rounded up to the nearest whole number) equal to (x) the total number of directors of Instinet (taking into account any such increase or decrease in the total number of directors) multiplied by the number of Island Designees which the Island Stockholders are then entitled to designate pursuant to Section 2.2(a)(i), divided by (y) thirteen, provided, however, that if the total number of directors of Instinet after such change in the total number of directors is less than thirteen, each of the Island Stockholders shall have the right to designate the minimum number of Island Designees which such Island Stockholder is then entitled to designate pursuant to Section 2.2(a)(i). In the event of any increase in the total number of directors that results in the right of the Island Stockholders to designate one or more Additional Island Directors pursuant to this
             Section 2.2(a)(ii), the Island Stockholders then entitled to designate directors pursuant to Section 2.2(a)(i) shall unanimously indicate in writing to Instinet which of them is entitled to designate such Additional Island Director(s), and the Reuters Parties, Instinet and the Island Stockholders shall take all available steps consistent with the provisions of this Section 2.2 to effectuate the increase in the number of Island Directors as rapidly as reasonably possible following the designation of such Additional Island Directors in accordance with this Section 2.2. Instinet and the Reuters Parties shall use all reasonable efforts to provide at least two days' notice to the Island Stockholders prior to effecting any increase in the total number of directors of Instinet that would entitle the Island Stockholders to designate one or more Additional Island Directors pursuant to this Section 2.2(a)(ii). The Island Stockholders may provide a list of individuals who do not hold Conflicting Positions to the Nominating Committee for its consideration as potential Additional Island Directors to be designated in the future. The Nominating Committee may at any time and from time to time consider or reconsider such individuals for approval as directors in the event the Island Stockholders have the right to designate one or more Additional Island Directors pursuant to this Section 2.2. Provided such nominee(s) do not have any Conflicting Positions, the Reuters Parties and Instinet shall take all available steps to elect such nominee(s) and, provided that the Island Stockholders notify Instinet and the Reuters Parties of their proposed nominee(s) for Additional Island Directors within one day following receipt of such notice of increase in total number of directors, to do so simultaneously with such increase.

                  (iii) The Island Directors shall be divided as equally as
             possible among the classes of directors provided for in Instinet's certificate of incorporation in such manner as the Island Stockholders that are then entitled to designate Island Designees pursuant to this Section 2.2 unanimously direct Instinet in writing or, if such direction is not provided to Instinet, in such manner as Instinet shall determine consistent with this sentence.

                  (b) No Island Designee may hold a Conflicting Position. In connection with any election involving a proposed Island Designee, the applicable Island Stockholder shall comply with the procedures of the Nominating Committee with respect to such proposed Island Designee, including providing the Nominating Committee with advance notice of the identity of such proposed Island Designee and any additional information regarding such proposed Island Designee as the Nominating Committee may reasonably request; provided that, in connection with an increase in the total number of directors, no delay by the Nominating Committee in reviewing and acting with respect to a proposed Island Designee shall delay or prevent the proposed Island Designee from being added to the Board of Directors prior to the next meeting of, or taking of action by unanimous written consent by, the Board of Directors, provided that such Island

Designee does not have a Conflicting Position. In the event that a majority of the members of the Nominating Committee not affiliated with the applicable Island Stockholder object to the nomination of a proposed Island Designee, the applicable Island Stockholder will consider such objection in good faith but may require the election of such Island Designee, unless such objection is due to the fact that such Island Designee holds a Conflicting Position, in which case the applicable Island Stockholder shall withdraw its designation of such proposed Island Designee. If such Island Stockholder elects, following such consideration, to withdraw the designation of such proposed Island Designee (or is required to so withdraw its designation pursuant to the preceding sentence), such Island Stockholder shall promptly designate a replacement therefor, which replacement Island Designee shall also be subject to the requirements of this
Section 2.2(b).

                  (c) Except with respect to a vacancy resulting from a removal or resignation of a Island Director pursuant to Section 2.2(h), if a vacancy of a position held by a Island Director occurs or exists on the Board of Directors at any time and for any reason, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any director for cause or otherwise, then the applicable Island Stockholder shall have the sole right to designate an individual to fill such vacancy, and, subject to the requirements of this Section 2.2, Instinet (subject to applicable fiduciary duties) and the Reuters Parties shall take all available steps to elect such nominee to fill such vacancy.

                  (d) To the extent permitted by law, Instinet shall use all reasonable efforts to solicit from the stockholders of Instinet eligible to vote for the election of directors proxies in favor of the nominees designated by the Island Stockholders in accordance with this Section 2.2 in each instance in which the Island Stockholders are entitled to designate directors.

                  (e) At the request of any Island Stockholder, Instinet shall
(x) use all reasonable efforts to (i) seek action by written consent as promptly as practicable following such request, and the Reuters Parties shall join in executing any such consent as promptly as practicable following such request, or
(ii) if action by written consent of stockholders is not then permitted by the certificate of incorporation and bylaws of Instinet, cause a special meeting of stockholders to be held proposing the removal of any director designated by such Island Stockholder pursuant to this Section 2.2, provided that if in the reasonable good faith determination of the Board of Directors it is materially detrimental to do so, then Instinet may delay calling such special meeting; provided that Instinet will cause such meeting to be held within 135 days of such request by such Island Stockholder (and will permit an observer selected by such Island Stockholder to attend all meetings of the Board of Directors held during such 135 day period) and (y) to the extent permitted by law, use all reasonable efforts to solicit from stockholders of Instinet eligible to vote for the election of directors proxies to remove such specified directors, and the Reuters Parties shall vote for such removal.

                  (f) In the event of a decrease in the total number of Additional Island Directors entitled to be designated by the Island Stockholders in connection with a decrease in the total number of directors pursuant to
Section 2.2(a)(ii) or pursuant to Section 2.2(g), the Island Stockholders then entitled to designate directors pursuant to Section 2.2(a)(i) shall promptly determine and unanimously indicate in writing to Instinet which Additional Island Directors are to be removed. If the Island Stockholders fail to so indicate in writing within seven days of the event causing such decrease in the total number of Additional Island Directors, a majority of the members of the Board of Directors (other than Island Directors) shall determine those Additional Island Directors to be removed from the Board of Directors (x) based on the reverse chronological order of the addition of such Additional Island Directors to the Board of Directors or (y) so as to eliminate Additional Island Directors in the order in which they will next come up for re-election, at the option of such majority of the members of the Board of Directors.

                  (g) In the event that any Island Stockholder ceases to own Subject Shares representing at least the Minimum Designee Amount, (i) the Island Directors designated by such Island Stockholder shall be subject to removal, and such Island Stockholder shall take all actions specified in Section 2.2(h) with respect to such Island Director and (ii) the number of Additional Island Directors, if any, which the Island Stockholders are then entitled to appoint shall be recalculated in accordance with Section 2.2(a)(ii) taking into account the termination of such Island Stockholder's rights, and the applicable Island Stockholder(s) shall take all appropriate actions pursuant to paragraphs (f) and
(h) of this Section 2.2.

                  (h) Each Island Stockholder entitled to designate any Island Director who becomes subject to removal pursuant to paragraph (f) or (g) of this
Section 2.2 shall cause such Island Director to immediately offer to tender to the Board of Directors his or her resignation from the Board of Directors and, if such resignation is requested by vote of a majority of the members of the Board of Directors (other than Island Directors), such Island Director shall immediately tender such resignation as provided in the certificate of incorporation and bylaws of Instinet. In the event that any Island Director fails to deliver his or her resignation as required pursuant to this Section 2.2(h), Instinet and the Reuters Parties shall be entitled to take all necessary and appropriate action to cause such Island Director to be removed. Any vacancy resulting from a resignation or removal of any Island Director pursuant to this
Section 2.2(h) and not eliminated by a decrease in the total number of directors shall be filled, if at all, as provided in the certificate of incorporation and bylaws of Instinet.

                  (i) If following his or her election to the Board of Directors a Island Director accepts a Conflicting Position or a Conflicting Position held by such Island Director not previously disclosed to the Board of Directors is identified, the Island Stockholder entitled to designate such Island Director shall cause such Island Director to immediately tender his or her resignation from the Board of Directors as provided in the certificate of incorporation and bylaws of Instinet. In the event that any Island Director fails to deliver his or her resignation as required pursuant to this Section 2.2(i), Instinet and the Reuters Parties shall be entitled to take all necessary and appropriate action to cause such Island Director to be removed and in such case, the applicable Island Stockholder shall have the rights set forth in Section 2.2(c).

                  (j) For so long as the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), one Island Director shall be entitled to be nominated to serve on each committee of the Board of Directors (other than any committee required by law or requirement of any applicable self-regulatory organization or any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted to consist solely of independent directors but only to the extent no Island Director qualifies as an independent director; provided that no Island Director shall serve on a committee to the extent such individual would be prohibited from so serving by any such applicable law or requirement). The Island Stockholders shall designate the Island Director entitled to serve on each committee by unanimous written agreement delivered to Instinet.

                  (k) Prior to the Effective Time, the Reuters Parties shall designate in writing three Nasdaq Independent Directors (together with their successors, the "Designated Independent Directors"). Prior to the earliest to occur of (i) the date which is three years from the Effective Time, (ii) the date on which Reuters Entities cease to own shares of Instinet's stock representing at least 35% of the Total Voting Power of Instinet, and (iii) the first date on which the Island Stockholders are entitled to designate less than two Island Designees pursuant to Section 2.2(a)(i), the Reuters Parties shall vote the shares of Common Stock held by them to re-elect each of, and shall not vote such shares to remove, any of the Designated Independent Directors, other than for Cause or if such Designated Independent Director holds a Conflicting Position, without the consent of at least one of the Island Stockholders then entitled to designate directors under Section 2.2(a)(i), which consent shall not be unreasonably withheld or delayed; provided, however, that in the event the Reuters Parties' obligations under this Section 2.2(k) terminate pursuant to clause (i) above, the Reuters Parties shall not vote the shares of Common Stock held by them to remove any Designated Independent Director then serving prior to the end of his or her then-current term other than for Cause, without the consent of at least one of the Island Stockholders then entitled to designate directors under Section 2.2(a)(i), which consent shall not be unreasonably withheld or delayed. If, during the period specified in the preceding sentence, a vacancy of a position held by a Designated Independent Director occurs or exists on the Board of Directors at any time and for any reason, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of such Designated Independent Director, the Reuters Parties shall vote the shares of Common Stock held by them to elect to such position a successor Nasdaq Independent Director, designated by the Reuters Parties and approved by the Nominating Committee and at least one of the Island Stockholders then entitled to designate directors under Section 2.2(a)(i), which approval shall not be unreasonably withheld or delayed (without limiting the foregoing, it shall be deemed reasonable to withhold approval with respect to a designee that is an Affiliated Reuters Director).

                  (l) Instinet and the Reuters Parties shall take all necessary action to elect Nicoll as a director of Instinet effective as of the Effective Time. So long as (i) Reuters Entities own shares of Instinet's stock representing at least 35% of the Total Voting Power of Instinet and (ii) the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), the Reuters Parties shall vote the shares of Common Stock held by them to re-elect the individual then serving as Chief Executive Officer of Instinet and shall not vote such shares to remove such individual other than for Cause or in connection with the termination of such individual's status as Chief Executive Officer of Instinet, without the consent of at least one of the Island Stockholders then entitled to designate directors under Section 2.2(a)(i).

                  2.3. Voting.

                  (a) Each Reuters Party agrees to cause all shares of Common Stock beneficially owned by it to be voted in favor of (or, if unanimously requested by the Island Stockholders and then permitted by the certificate of incorporation and bylaws of Instinet, shall execute a written consent, as promptly as practicable following such request, in favor of):

                  (i) the election or removal of, as the case may be, of those individuals nominated as Island Directors in accordance with
             Section 2.2,

                  (ii) subject to the rights of Reuters Limited set forth in
             Section 2.4 of the Corporate Agreement, so long as (x) the Reuters Entities own shares of Instinet's stock representing a majority of the Total Voting Power of Instinet or the Reuters Entities have the right to appoint, through stock ownership, voting agreement or otherwise, a majority of the Board of Directors and (y) the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), any Approved Equity Issuance, and

                  (iii) subject to the provisions set forth in Sections 2.2(k)
             and 2.2(l), the election as directors of the individuals nominated as directors pursuant to such Sections.

                  (b) Each Holder agrees to cause all shares of Common Stock beneficially owned by such Holder to be voted in favor of:

                  (i) the election or removal, as the case may be, of those
             individuals designated by Reuters Holders as directors of Instinet in accordance with the terms of the Corporate Agreement,

                  (ii) prior to the date which is three years from the Effective
             Time but only so long as (x) Reuters Entities own shares of Instinet's stock representing at least 35% of the Total Voting Power of Instinet and (y) the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), the election of the Designated Independent Directors as directors of Instinet, and

                  (iii) so long as (x) the Reuters Entities own shares of
             Instinet's stock representing a majority of the Total Voting Power of Instinet and (y) the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), any Approved Equity Issuance.

                  (c) Each Holder agrees to use its reasonable efforts to cause the Island Directors to act in accordance with the terms of the Corporate Agreement.

                  (d) So long as the Reuters Entities own shares of Instinet's stock representing a majority of the Total Voting Power of Instinet or the Reuters Entities have the right to appoint, through stock ownership, voting agreement or otherwise, a majority of the Board of Directors, the Reuters Parties will take all stockholder action necessary to cause Instinet's Board of Directors, and committees thereof, to fulfill any obligation of such Board or committee or of Instinet specified herein.

                  2.4. Reuters Market Purchase Limitation. (a) Until the earlier to occur of (i) the date which is three years from the Effective Time and (ii) the date on which the Island Stockholders are entitled to designate no more than one Island Designee pursuant to Section 2.2(a)(i), Reuters Limited shall not, and shall not permit any Reuters Entity (in the case of Reuters Entities not wholly owned, directly or indirectly, by Reuters Parent, to the extent that Reuters Limited or Reuters Parent has the power to direct such Reuters Entity and such direction is consistent with any fiduciary obligations such Reuters Entity might have to third parties, it being understood that no Reuters Party shall act through or in concert with any such non-wholly owned Reuters Entity in any manner inconsistent with such Reuters Party's obligations hereunder) to, without the written consent of Island Stockholders holding at least a majority of the aggregate number of the Subject Shares, acquire any additional shares of Common Stock, provided that the foregoing shall not apply (w) to the acquisition by Reuters Entities of up to that number of shares of Common Stock that will result in Reuters Entities owning, pro forma for such acquisition, that percentage of the Total Voting Power of Instinet beneficially owned by Reuters Entities at the Effective Time (taking into account all shares of Common Stock to be issued in exchange for shares of capital stock of Island in accordance with the Merger Agreement), (x) to any Rule 13e-3 Transaction that satisfies the penultimate sentence of this Section 2.4(a) and Section 2.5(b), (y) to acquisitions (that are not Market Transactions or by means of a tender or exchange offer), provided that following the consummation of such acquisition there shall remain at least 20 million Public Shares outstanding or (z) in the event that any Person or "group" (as defined in the Exchange Act), without the prior consent of the Board of Directors, has commenced or publicly announced its intention to commence a tender or exchange offer for, or otherwise publicly announced, without the prior consent of the Board of Directors, an intention to seek to acquire (directly or indirectly), 40% or more of the outstanding voting securities of Instinet or any securities convertible into voting securities of Instinet, or any options, warrants or other rights to acquire voting securities of Instinet; provided that any acquisition of additional shares of Common Stock by Reuters Limited or any other Reuters Entity in reliance on this clause (z) shall only be permitted until 10 days following such time as the Person or "group" publicly withdraws such tender or exchange offer or public effort to acquire securities of Instinet or permits such tender or exchange offer to expire, except that Reuters Limited or any other Reuters Entity shall be permitted to continue and consummate any tender or exchange offer or other public effort to acquire securities of Instinet commenced or publicly announced prior to the date of such withdrawal. For so long as the limitations on acquisitions of shares of Common Stock pursuant to the other provisions of this
Section 2.4(a) apply, Reuters Limited shall not, and shall not permit any Reuters Entity (in the case of Reuters Entities not wholly owned, directly or indirectly, by Reuters Parent, to the extent that Reuters Limited or Reuters Parent has the power to direct such Reuters Entity and such direction is consistent with any fiduciary obligations such Reuters Entity might have to third parties, it being understood that no Reuters Party shall act through or in concert with any such non-wholly owned Reuters Entity in any manner inconsistent with such Reuters Party's obligations hereunder) to, engage in a Rule 13e-3 Transaction, unless (I) such Entities have made a confidential offer to the Board of Directors with respect to such Rule 13e-3 Transaction and (II) no offer or any willingness to make an offer has been directly or indirectly publicly disclosed without the prior written approval of a majority of the Nasdaq Independent Directors and the Island Directors, voting together. Notwithstanding anything to the contrary contained in this Agreement, any failure of the condition contained in clause (II) of the previous sentence may be waived by a majority of the Nasdaq Independent Directors and the Island Directors, voting together, provided that following any public disclosure referred to in clause
(II) above, Reuters Limited and any applicable Reuters Entities shall have adopted and maintained a "no comment" position with respect to such matter unless directed to do otherwise by any applicable self-regulatory organization or any stock exchange or inter-dealer quotation system on which such Reuters Entity's capital stock is listed or quoted.

                  (b) In the event that Instinet engages in discussions or negotiations with any Person other than a Reuters Entity that could result in such Person beneficially owning 40% or more of the outstanding voting securities of Instinet or any securities convertible into voting securities of Instinet, or any options, warrants or other rights to acquire voting securities of Instinet (or a successor to Instinet in a merger or consolidation transaction) or all or substantially all of its assets:

                  (i) Instinet shall (x) offer to and if requested by Reuters
             Parent, participate in, parallel discussions with Reuters Limited or its designated Reuters Entity (to the extent desired by Reuters Limited) with respect to a transaction of the same type and (y) entertain proposals from Reuters Limited or such Reuters Entity with respect to any transaction of the type described in this
             Section 2.4(b); provided that Reuters Limited enters into an agreement with Instinet related to the process under which such discussions or negotiations will be conducted (relating to such matters as confidentiality, "standstill" obligations and other customary provisions) (a "Standstill Agreement") that is no less restrictive to Reuters Limited than the least restrictive Standstill Agreement entered into between Instinet and the Person or Persons with whom Instinet is engaged in such discussions or negotiations; and

                  (ii) if any such Person (other than Reuters Limited or any
             Reuters Entity) engages in such negotiations or is provided confidential information in connection with a possible transaction regarding Instinet and is not required to enter into a Standstill Agreement in connection therewith or does enter into a Standstill Agreement that is less restrictive to such Person than the restrictions of Section 2.4(a) are to Reuters Entities and Reuters Limited enters into a comparable agreement, the provisions of
             Section 2.4(a) shall be deemed to be suspended (in the case where no standstill is required) until the date which is six months following the date on which negotiations or exchange of information with respect to such possible transaction ceases, or amended as necessary so as to conform to such less restrictive Standstill Agreement for the period covered by the standstill provisions of such Standstill Agreement.

                  (c) The parties agree that the ability of Reuters Limited to direct the actions of Reuters Entities not wholly owned by Reuters Parent is or may be limited to the extent contemplated in Section 2.4(a) above, it being understood that no Reuters Party shall act through or in concert with any such non-wholly owned Reuters Entity in any manner inconsistent with such Reuters Party's obligations hereunder. Reuters Limited shall not directly or indirectly intentionally engage in any transaction that has the effect of causing a wholly owned Reuters Entity to become not wholly owned solely for the purpose of evading the restrictions contained in this Section 2.4.

                  (d) The provisions of this Section 2.4 shall cease to apply to Reuters Entities 90 days after the first date on which the Reuters Entities cease to own shares of Instinet's stock representing 35% or more of the Total Voting Power of Instinet. Any such release of Reuters Entities from the provisions of this Section 2.4 shall not affect the obligations of any other Person that otherwise remains subject to this Section 2.4 in accordance with its terms by reason of Section 2.1(c)(iv) or otherwise.

                  2.5. Certain Actions. So long as (i) (x) the Reuters Entities own shares of Instinet's stock representing a majority of the Total Voting Power of Instinet or (y) directors that at such time fail to qualify as Nasdaq Independent Directors due to their relationship with a Reuters Entity constitute a majority of the Board of Directors and (ii) the Island Stockholders are entitled to designate at least two Island Designees pursuant to Section 2.2(a)(i), in addition to any action that the Board of Directors or any other committee or subset thereof may elect or be required to take:

                  (a) the Board of Directors shall maintain a committee, consisting solely of one director designated by the Reuters Parties, one Island Director and the Chief Executive Officer of Instinet, which committee shall determine the process by which Instinet will approve transactions and relationships entered into following the Effective Time between Instinet Entities, on the one hand, and the Reuters Entities, on the other hand. Such committee shall determine the types of such transactions or relationships that
(i) may be approved by management, (ii) must be approved by such committee,
(iii) must be approved by the Board of Directors, and/or (iv) must be approved by a majority of all Nasdaq Independent Directors and Island Directors, voting together.

                  (b) Notwithstanding the foregoing, each of the following shall require the prior approval of a majority of all Nasdaq Independent Directors and Island Directors, voting together:

                  (i) entering into, modifying, amending or terminating any
             agreement, understanding or arrangement between any Instinet Entity and any Reuters Entity, which would be reasonably likely to result, in the reasonable opinion of the committee referred to in Section 2.5(a), in a transfer of value from Instinet Entities to Reuters Entities (or vice versa) in excess of $35,000,000 (such as providing for payments, receipts or expenditures, or, in the case of a modification or amendment, additional payments, receipts or expenditures);

                  (ii) any Rule 13e-3 Transaction that requires the action of the Board of Directors and any standstill agreement related to a possible Rule 13e-3 Transaction; or

                  (iii) any amendment to the Corporate Agreement or the entering into by Instinet of any new agreement between Instinet and any Reuters Entity, in each case that materially improves the corporate governance, veto or similar rights of any Reuters Entity provided under the Corporate Agreement or prevents the Reuters Parties from honoring their obligations under this Agreement in the manner and within the time periods contemplated by this Agreement.

                  (c) The provisions of this Section 2.5 shall not apply to those agreements, understandings and relationships set forth on Section 3.24 or 4.2(vi) of the Parent Disclosure Schedule attached to the Merger Agreement or to any implementation thereof consistent with the material terms thereof, except to the extent the same are proposed to be materially modified or terminated after the Effective Time.

                  2.6. Certain Charter and Bylaw Amendments. During the term of this Agreement, Instinet shall not amend or modify any provision of the certificate of incorporation or bylaws of Instinet in any way that prevents the Holders from exercising their rights under this Agreement or prevents the Reuters Parties from honoring their obligations under this Agreement in the manner and within the time periods contemplated by this Agreement.

                  2.7. Actions Taken in Absence of Direction from Holders. Whenever any Island Stockholder is required under this Agreement to provide direction to Instinet in connection with the rights granted to such Island Stockholder hereunder and fails to do so, none of Instinet, the Reuters Parties and the Board of Directors shall be liable to such Island Stockholder or any other Person for any failure to honor such rights.

                  2.8. Registration Rights. Each party hereto agrees to take all requisite action in its power so that, at the Effective Time, the Registration Rights Agreement is entered into on the terms of the term sheet described in
Section 4.17 of the Merger Agreement. In the event that the Registration Rights Agreement is not entered into at the Effective Time, each party hereto shall take all requisite action in its power so that it is entered into on such terms as soon as possible following the Effective Time. Subject to compliance by the Island Stockholders with their obligations pursuant to this Section 2.8, the Reuters Entities shall not exercise any rights pursuant to Article III of the Corporate Agreement until such time as the Registration Rights Agreement is entered into and during such time as the Registration Rights Agreement is in effect.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  3.1. Each Reuters Party represents and warrants, with respect to such Reuters Party as follows:

                  (a) Status and Authority. Such Reuters Party is a company duly organized and validly existing under the laws of its jurisdiction of organization. The execution and delivery by such Reuters Party of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of such Reuters Party, and this Agreement has been duly executed and delivered by the duly authorized officers of such Reuters Party and constitutes the valid, legal and binding obligation of such Reuters Party.

                  (b) No Conflicts.

                  (i) The execution, delivery and performance of this Agreement by such Reuters Party will not result in (A) any conflict with the charter documents of any such Reuters Party, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which such Reuters Party is a party or by which any of their respective material properties or assets are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, adversely affect the ability of such Reuters Party to perform its obligations hereunder.

                  (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to such Reuters Party in connection with the execution and delivery of this Agreement, and the performance by such Reuters Party of its obligations hereunder.

                  (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or, to the best knowledge of such Reuters Party, threatened, which question the validity of this Agreement or any action taken or to be taken by such Reuters Party in connection herewith.

                  3.2. Instinet represents and warrants as follows:

                  (a) Status and Authority. Instinet is a company duly organized, validly existing and in good standing under the laws of Delaware. The execution and delivery by Instinet of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on the part of Instinet (except as contemplated by the Merger Agreement), and this Agreement has been duly executed and delivered by the duly authorized officers of Instinet and constitutes the valid, legal and binding obligation of Instinet.

                  (b) No Conflicts.

                  (i) The execution, delivery and performance of this Agreement by Instinet will not result in (A) any conflict with the charter documents of any Instinet Entity, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which any Instinet Entity is a party or by which any of their respective material properties or assets are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, adversely affect the ability of Instinet to perform its obligations hereunder.

                  (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Instinet in connection with the execution and delivery of this Agreement, and the performance by Instinet of its obligations hereunder.

                  (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Instinet, threatened, which question the validity of this Agreement or any action taken or to be taken by Instinet in connection herewith.

                  3.3. Each Island Stockholder, with respect to such Island Stockholder, represents and warrants as follows:

                  (a) Status and Authority. Such Island Stockholder, is a corporation, limited partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery by such Island Stockholder, of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of such Island Stockholder, and this Agreement has been duly executed and delivered by the duly authorized officers or other representatives of such Island Stockholder and constitutes the valid, legal and binding obligation of such Island Stockholder.

                  (b) No Conflicts; No Liens.

                  (i) The execution, delivery and performance of this Agreement by such Island Stockholder, will not result in (A) any conflict with the charter documents of such Island Stockholder, (B) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which any such Island Stockholder, is a party or by which any of its respective material properties or assets are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance thereon, except for such breaches, violations or defaults and such liens, charges, pledges or encumbrances as would not, individually or in the aggregate, adversely affect the ability of such Island Stockholder, to perform its obligations hereunder.

                  (ii) None of such Island Stockholder's Subject Shares or Datek
             Shares are subject to any lien, charge, pledge or encumbrance thereon.

                  (iii) No consent, approval or authorization of or filing with any governmental authority is required with respect to such Island Stockholder in connection with the execution and delivery of this Agreement, and the performance by such Island Stockholder of its obligations hereunder.

                  (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of such Island Stockholder, threatened, which question the validity of this Agreement or any action taken or to be taken by such Island Stockholder in connection herewith.

                  3.4. Nicoll represents and warrants as follows:

                  (a) Authority. Nicoll has the legal capacity and all requisite power and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid, legal and binding obligation of Nicoll.

                  (b) No Conflicts; No Liens.

                  (i) The execution, delivery and performance of this Agreement by Nicoll will not result in (A) any material breach or violation of or default under any statute, law, rule, regulation, judgment, decree, order or any material mortgage, deed of trust, indenture, agreement or any other instrument to which Nicoll is a party or by which any of his Subject Shares are bound, or (C) the creation or imposition of any lien, charge, pledge or encumbrance on Nicoll's Subject Shares.

                  (ii) None of Nicoll's Subject Shares or Datek Shares are
             subject to any lien, charge, pledge or encumbrance thereon.

                  (ii) No consent, approval or authorization of or filing with any governmental authority is required with respect to Nicoll in connection with the execution and delivery of this Agreement, and the performance by him of his obligations hereunder.

                  (c) No Litigation. There are no judicial or administrative actions, proceedings or investigations pending or to the best knowledge of Nicoll, threatened, which question the validity of this Agreement or any action taken or to be taken by him in connection herewith.

                                   ARTICLE IV
                                  MISCELLANEOUS

                  4.1. Amendments. This Agreement may be amended, supplemented or otherwise modified only by a writing duly executed by or on behalf of Instinet, each Reuters Party and Holders of at least a majority of the Subject Shares, provided, however, that no amendment to paragraphs (a), (d), (e) or (f) of Section 2.1 or to Article IV that would adversely affect Nicoll shall be effective unless duly executed by Nicoll and provided, further, however, that an amendment that adversely affects any Holder disproportionately to other Holders shall not be effective unless duly executed by or on behalf of such Holder. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and executed by (i) Instinet, in the case of a waiver of rights of Instinet, (ii) the Reuters Parties, in the case of a waiver of rights of the Reuters Parties, and/or (iii) Holders of at least a majority of the Subject Shares, in the case of a waiver of rights of Holders, provided, however, that no waiver with respect to paragraphs (a), (d), (e) or (f) of
Section 2.1 or to Article IV that would adversely affect Nicoll shall be effective unless duly executed by Nicoll and provided, further, however, that a waiver that adversely affects any Holder disproportionately to other Holders shall not be effective unless duly executed by or on behalf of such Holder. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

                  4.2. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision of the application of such provision to such party or circumstances, other than those to which it is so determined to be invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected thereby, unless such a construction would be unreasonable.

                  4.3. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed duly given upon actual receipt, and shall be delivered (a) in person, (b) by registered or certified mail, postage prepaid, return receipt requested or (c) by facsimile or other generally accepted means of electronic transmission (provided that a copy of any notice delivered pursuant to this clause (c) shall also be sent pursuant to clause (a) or (b)) above, addressed as follows:

                  (a) if to Instinet, to:

                      Instinet Group Incorporated
                      Three Times Square
                      10th Floor
                      New York, New York 10036

                      Attention:  General Counsel
                      Telecopy No.:  646-223-9017

                      with a copy to:

                      Cleary, Gottlieb, Steen & Hamilton
                      One Liberty Plaza
                      New York, New York  10006
                      Attention: Yvette P. Teofan
                      Telecopy No.: 212-225-3999

                  (b) If to any Reuters Party, to:

                      Reuters Limited
                      85 Fleet Street
                      London, England
                      EC4B 4AJ
                      Attention: General Counsel
                      Telecopy No.:  011-44-207-542-5896

                      with a copy to:

                      Reuters America Inc.
                      The Reuters Building
                      3 Times Square
                      New York, New York  10036
                      Attention:  General Counsel
                      Telecopy No:  646-223-4250

                      and to:

                      Simpson Thacher & Bartlett
                      425 Lexington Avenue
                      New York, New York  10017
                      Attention: Vince Pagano, Esq.
                                 William E. Curbow, Esq.
                      Telecopy No.: 212-455-2502

                  (c) If to any Holder or Nicoll, to such Holder or Nicoll at the address and telecopy number set forth beneath such Holder's or Nicoll's name on the signature pages hereto or on Exhibit B hereto (or, if applicable, such Holder's Joinder Agreement) with a copy to:

                      Ropes & Gray
                      One International Place
                      Boston, MA  02110
                      Attn: Alfred O. Rose, Esq.
                      Telecopy No.: (617) 951-7050;

or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.

                  4.4. Further Assurances. Each party hereto shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments and take such other action as may be reasonably necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document or other instrument delivered pursuant hereto.

                  4.5. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  4.6. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

                  4.7. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as set forth in Section 4.10, nothing contained in this Agreement, express or implied, is intended to confer upon any other Person or entity any benefits, rights or remedies.

                  4.8. Jurisdiction; Specific Performance. The parties to this Agreement agree that jurisdiction and venue in any action brought by any party hereto pursuant to this Amendment shall properly lie and shall be brought in any federal or state court located in the Borough of Manhattan, City and State of New York. By execution and delivery of this Agreement, each party hereto irrevocably submits to the jurisdiction of such courts for itself or herself and in respect of its or her property with respect to such action. Each party hereto hereby irrevocably agrees and consents to service of process for all purposes under this Agreement at the address specified for such party in, or in accordance with Section 4.3. Any service made on such party hereto shall be effective when delivered regardless of whether notice thereof is given to the affected party. The parties hereto irrevocably agree that venue would be proper in such court, and hereby irrevocably waive any objection that such court is an improper or inconvenient forum for the resolution of such action. The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties hereto agree to waive any requirement for the posting of any bond in connection with such remedy.

                  4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

                  4.10. Assignment. Neither this Agreement nor any right or obligation hereunder is assignable by any party except with the prior written consent of Instinet, each Reuters Party and the Holders of at least a majority of the Subject Shares. Notwithstanding the foregoing, the rights and obligations of (i) any Holder under this Agreement may be transferred or assigned without such prior written consent to any Person that qualifies as a Permitted Transferee (pursuant to clause (ii) of the definition thereof) and that acquires Subject Shares and (ii) of any Reuters Party under this Agreement may be transferred or assigned without such prior written consent in accordance with the provisions of Section 2.1(c)(i), Section 2.1(c)(iii) and Section 2.1(c)(iv) applicable to such Transfer. Any assignment of rights of a Holder permitted pursuant to this Section 4.10 may be made only if the assignee assumes all of the assignor's obligations pursuant to this Agreement. Any assignment permitted pursuant to the terms hereof shall be effective upon receipt by Instinet of (x) written notice from the transferring Holder or Reuters Party stating the name and address of any transferee and identifying the number of Subject Shares or shares of Common Stock with respect to which the rights and obligations under this Agreement are being transferred, (y) a Joinder Agreement from such transferee to be bound by the terms of this Agreement, or, if applicable, a written agreement agreeing to be bound by certain terms of this Agreement, and
(z) in the case of a Transfer by a Island Stockholder, to the extent required by paragraphs (g) (taking into account the effect of such Transfer) and (h) of
Section 2.2, the resignations of any Island Director designated by such Island Stockholder.

                  4.11. Termination. Except as otherwise provided herein, this Agreement shall terminate and be of no further effect on the date which is ten years from the Effective Time. Following the expiration of the Initial Share Holding Period, upon five Business Days prior written notice to Instinet and the Reuters Parties, any Holder may terminate this Agreement with respect to itself and its Affiliates; provided that (x) in the case of termination by a Island Stockholder, such Island Stockholder has complied with Section 2.2(h) and (y) effective upon transmission of such notice, such Holder and its Affiliates shall be deemed to have ceased to own Subject Shares representing at least the Minimum Designee Amount. Upon such termination, such Holder shall no longer be considered a Holder hereunder.

                  4.12. Effectiveness of Agreement. Notwithstanding anything in this Agreement to the contrary, this Agreement shall become effective only upon the Effective Time.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.


                                     INSTINET GROUP INCORPORATED

                                     By: /s/ Mark Nienstedt
                                        ------------------------------
                                          Name: Mark Nienstedt
                                          Title: Chief Executive Officer


                                     REUTERS LIMITED

                                     By: /s/ Devin Wenig
                                        ------------------------------
                                          Name:  Devin Wenig
                                          Title: Attorney in Fact


                                     REUTERS C CORP.

                                     By: /s/ Devin Wenig
                                        ------------------------------
                                          Name:  Devin Wenig
                                          Title: Authorized Officer


                                     REUTERS HOLDINGS SWITZERLAND SA

                                     By: /s/ Devin Wenig
                                        ------------------------------
                                          Name:  Devin Wenig
                                          Title: Attorney in Fact

TA/ADVENT VIII, L.P.                         ADVENT ATLANTIC & PACIFIC
                                             III, L.P.

By: TA Associates VIII, LLC,                 By: TA Associates AAP III
    its General Partner                          Partners, L.P.,
                                                 its General Partner

By: TA Associates, Inc.,                     By: TA Associates, Inc.,
    its Manager                                  its General Partner

By: /s/ Kenneth T. Schiciano                 By:/s/ Kenneth T. Schiciano
    --------------------------                  ---------------------------
    Name: Kenneth T. Schiciano                   Name: Kenneth T. Schiciano
    Title: Managing Director                    Title: Managing Director


TA ATLANTIC & PACIFIC IV, L.P.               TA EXECUTIVES FUND, LLC

By: TA Associates AP IV Partners, L.P.,      By: TA Associates, Inc.,
    its General Partner                          its Manager
                                             By: /s/ Kenneth T. Schiciano
By: TA Associates, Inc.,                        --------------------------
    its General Partner                         Name: Kenneth T. Schiciano
                                                Title: Managing Director
By: /s/ Kenneth T. Schiciano
    --------------------------
    Name: Kenneth T. Schiciano
    Title: Managing Director


TA INVESTORS, LLC                                 TA IX, L.P.

By: TA Associates, Inc., its Manager         By:  TA Associates IX, LLC,
                                                  its General Partner
By: /s/ Kenneth T. Schiciano
    --------------------------
    Name: Kenneth T. Schiciano               By:  TA Associates, Inc.,
    Title: Managing Director                      its Manager

                                             By:  /s/ Kenneth T. Schiciano
                                                  --------------------------
                                                  Name: Kenneth T. Schiciano
                                                  Title: Managing Director

                                             1998 GPH FUND, LLC

                                             By: /s/ H. David Henken
                                                ------------------------
                                                Name: H. David Henken
                                                Title: Managing Member


                                             GPH DT PARTNERS

                                             By: /s/ H. David Henken
                                                ------------------------
                                                Name: H. David Henken
                                                Title: Partner


                                             2000 EXCHANGE PLACE FUND,
                                                  LLC

                                             By: /s/ H. David Henken
                                                ------------------------
                                                Name: H. David Henken
                                                Title: Managing Member

                                             SILVER LAKE PARTNERS, L.P.

                                             By: Silver Lake Technology
                                                 Associates, L.L.C.,
                                                 its General Partner

                                             By: /s/ Mike Bingle
                                                 -----------------------
                                                 Name: Mike Bingle
                                                 Title: Vice President


                                             SILVER LAKE INVESTORS, L.P.

                                             By: Silver Lake Technology
                                                 Associates, L.L.C.,
                                                 its General Partner

                                             By: /s/ Mike Bingle
                                                 -----------------------
                                                 Name: Mike Bingle
                                                 Title: Vice President


                                             SILVER LAKE TECHNOLOGY
                                             INVESTORS, L.L.C.

                                             By: Silver Lake Technology
                                                 Management, L.L.C., its
                                                 Managing Member

                                             By: /s/ Mike Bingle
                                                 -----------------------
                                                 Name: Mike Bingle
                                                 Title: Vice President

                                             BAIN CAPITAL FUND VII, LLC
                                             BAIN CAPITAL VII
                                             COINVESTMENT FUND, LLC

                                             By: Bain Capital Partners
                                                 VII, L.P., their
                                                 General Partner

                                             By: Bain Capital Investors,
                                                 LLC, its General
                                                 Partner

                                             By: /s/ Stephen G. Pagliuca
                                                 -----------------------
                                                 Name: Stephen G. Pagliuca
                                                 Title: Managing Director


                                             BCI DATEK INVESTORS, LLC

                                             By: /s/ Stephen G. Pagliuca
                                                 -----------------------
                                                 Name: Stephen G. Pagliuca
                                                 Title: Managing Director


                                             BCIP ASSOCIATES II
                                             BCIP ASSOCIATES II-B
                                             BCIP TRUST ASSOCIATES II
                                             BCIP TRUST ASSOCIATES II-B

                                             By: Bain Capital Investors,
                                                 LLC, their Managing
                                                 Partner

                                             By: /s/ Stephen G. Pagliuca
                                                 -----------------------
                                                 Name: Stephen G. Pagliuca
                                                 Title: Managing Director

                                             Solely for purposes of
                                             paragraphs (a), (d), (e)
                                             and (f) of Section 2.1,
                                             Section 3.4 and Article IV
                                             hereof:

                                             EDWARD NICOLL

                                             /s/ Edward J. Nicoll
                                             ----------------------------

                                             Address and telecopy number
                                             for notices:

                                                                       EXHIBIT A

                                     JOINDER

                  By execution of this Joinder, the undersigned agrees to become a party to that certain Stockholders Agreement, dated as of June 9, 2002 (the "Agreement"), among Instinet Group Incorporated, Reuters Limited, Reuters C Corp, Reuters Holdings Switzerland SA, the Bain Group, the Silver Lake Group, the TA Group, and Edward Nicoll. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Agreement. By execution of this Joinder, the undersigned shall have all the rights of [a Holder] [a Reuters Party] and shall observe all the obligations of [a Holder] [a Reuters Party], in each case as specified in the Agreement and to have made on the date hereof all representations and warranties set forth in Section [3.3] [3.1] of the Agreement, modified, if necessary, to reflect the nature of the undersigned as a trust, estate or other entity.

Name:
     -------------------------

Address for Notices:                              With Copies to:

------------------------------                    -----------------------------

------------------------------                    -----------------------------

------------------------------                    -----------------------------

------------------------------                    -----------------------------

------------------------------                    -----------------------------


Signature:
          ------------------------------

Date:
     -----------------------------------

                                                                       EXHIBIT B

                               ISLAND STOCKHOLDERS

NAME                                            ADDRESS FOR NOTICES
----                                            -------------------

Bain Entities
-------------
Bain Capital Fund VII, LLC                      c/o Bain Capital
Bain Capital VII Coinvestment Fund, LLC         111 Huntington Ave.
BCI Datek Investors, LLC                        Boston, MA  02199
BCIP Associates II                              Attn:  John Connaughton
BCIP Associates II-B                            Facsimile:  617-516-2010
BCIP Trust Associates II
BCIP Trust Associates II-B                      with a copy to:
                                                c/o Ropes & Gray
                                                One International Place
                                                Boston, MA  02110-2624
                                                Attn:  Al Rose
                                                Facsimile:  617-951-7050

Silver Lake Entities
--------------------
Silver Lake Partners, L.P.                      c/o Silver Lake Partners
Silver Lake Investors, L.P.                     2725 Sand Hill Road
Silver Lake Technology Investors, L.L.C.        Menlo Park, CA  94025
                                                Attn:  Karl Detweiler
                                                Facsimile:  650-233-8125

                                                Additional facsimile copy:

                                                Attn:  Mike Bingle
                                                Facsimile:  212-981-3535

TA Entities
-----------
TA Atlantic & Pacific IV, L.P.                  c/o TA Associates
TA/Advent VIII, L.P.                            125 High Street, Suite 2500
TA Investors, LLC                               Boston, MA  02110
TA Executives Fund, LLC                         Attn:  Thomas Alber
TA IX, L.P.                                     Facsimile:  617-574-6789
Advent Atlantic & Pacific III L.P.
GPH DT Partners
1998 GPH Fund, LLC
2000 Exchange Place Fund, LLC